UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

Bluesky Systems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52548 (Commission File Number)	20-1699814 (I.R.S. Employer Identification No.)

191 Chestnut Street Springfield, MA 01103 (Address of principal executive offices) (zip code)

(413) 734-3116 (Registrant’s telephone number, including area code)

Bluesky Systems Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 3.03 Material Modification to Rights of Security Holders;

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2011, we filed Articles of Amendment to our Articles of Incorporation (the “Amendment”) to implement a one-for-thirty reverse split of our common stock (the “Reverse Split”), as previously authorized and approved by action by written consent of our majority shareholders and by action by written consent of our Board of Directors. The Reverse Split was effective as of 9:00 a.m. (Eastern Time) on September 1, 2011, and our common stock began trading on the OTCBB on a post-split basis on September 1, 2011.

As a result of the Reverse Split, every thirty shares of common stock was combined into one (1) share of common stock. The Reverse Split affects all our common stock outstanding immediately prior to the effective time of the Reverse Split. Shareholders will not receive fractional post-reverse stock split shares in connection with the Reverse Stock Split. Instead, all fractional shares will be rounded up to the next whole share.

On September 21, 2010, Bluesky Systems Corp., a Pennsylvania corporation, consummated a redomicile merger with Bluesky Systems Holdings, Inc., a Nevada corporation, and thereafter became Bluesky Systems Holdings, Inc., a Nevada corporation. A Definitive Information Statement on Schedule 14C describing the Federal and state law implications of this change in domicile was filed with the Commission on August 27, 2010 and was mailed to shareholders on the same date.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2011	Bluesky Systems Holdings, Inc.

/s/ Duane Bennett
Duane Bennett
President